Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2008 FIRST QUARTER FINANCIAL RESULTS
     KILGORE, Texas, May 7, 2008 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the first quarter ended March 31, 2008.
     MMLP reported net income for the first quarter of 2008 of $8.0 million, or $0.51 per limited partner unit. This compared to net income for the first quarter of 2007 of $5.8 million, or $0.42 per limited partner unit. Revenues for the first quarter of 2008 were $313.0 million compared to $155.8 million for the first quarter of 2007. First quarter 2008 net income was negatively impacted by a $1.9 million non-cash derivatives loss. This non-cash adjustment resulted in a reduction to net income of approximately $0.13 per limited partner unit.
     The Company’s distributable cash flow for the first quarter of 2008 was $16.0 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     MMLP’s first quarter 2008 financial statements are included with this press release. These financial statements should be read in conjunction with the information contained in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 7, 2008.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “We are very pleased with our first quarter performance. Our diversified business model continues to work and has resulted in six consecutive increases to our quarterly distribution. While we currently trade at an 8.3% yield, we have increased our distributions by 12.5% over the past year. This distribution growth has come primarily through our low-multiple organic growth projects rather than high-multiple acquisitions. We continue to see this as the trend as evidenced by our $108 million 2008 growth capital expenditure program that is now in full swing. As we move into the back half of this year, we expect to see continued cash flow improvement as these projects begin to come online. In the meantime, our overall business fundamentals remain strong and we look forward to continued success for the company.”
Investors’ Conference Call
     An investors’ conference call to review the first quarter results will be held on Thursday, May 8, 2008, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 9:00 a.m. Central Time on May 8, 2008 through 11:59 p.m. Central Time on May 15, 2008. The access codes for the conference call and the audio replay are as follows: Account No. 286;

Conference ID No. 283739. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas services; marine transportation services for petroleum products and by-products; and sulfur and sulfur-based products processing, manufacturing, marketing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because MMLP’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash available to pay distributions. Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with generally accepted accounting principles (GAAP) in the United States. Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in Statements of Cash Flows), plus (less) deferred taxes (as reported in its Statements of Cash Flows), plus distribution equivalents from unconsolidated entities (as described below), plus invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in Statements of Operations), plus non-cash derivatives (gain) loss (as reported in Statements of Cash Flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on May 7, 2008), plus unit-based compensation (as reported in Statements of Capital).
     MMLP’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in Statements of Cash Flows). For the quarter ended March 31, 2008, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.3 million, $0.1 million and $2.6 million, respectively.
     MMLP’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in Statements of Cash Flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in MMLP’s Quarterly Report on Form 10-Q filed on May 7, 2008). For the quarter ended March 31, 2008, MMLP’s distributions from (contributions to) unconsolidated entities for operations and expansion capital expenditures in unconsolidated entities were $0.5 million and $0.8 million, respectively.
Contact: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

		December
	March 31,	31,
	2008	2007
	(Unaudited)	(Audited)
Assets

Cash	$6,918	$4,113
Accounts and other receivables, less allowance for doubtful accounts of $298 and $211	96,493	88,039
Product exchange receivables	10,244	10,912
Inventories	51,051	51,798
Due from affiliates	3,908	2,325
Other current assets	1,743	819

Total current assets	170,357	158,006

Property, plant and equipment, at cost	478,265	441,117
Accumulated depreciation	(103,025)	(98,080)

Property, plant and equipment, net	375,240	343,037

Goodwill	37,405	37,405
Investment in unconsolidated entities	75,664	75,690
Other assets, net	8,937	9,439

	$667,603	$623,577

Liabilities and Partners’ Capital

Current installments of long-term debt	$1	$21
Trade and other accounts payable	123,927	104,598
Product exchange payables	21,875	24,554
Due to affiliates	7,037	7,543
Income taxes payable	587	602
Other accrued liabilities	12,533	9,254

Total current liabilities	165,960	146,572

Long-term debt	255,000	225,000
Deferred income taxes	8,735	8,815
Other long-term obligations	9,914	7,342

Total liabilities	439,609	387,729

Partners’ capital	239,748	242,610
Accumulated other comprehensive income (loss)	(11,754)	(6,762)

Total partners’ capital	227,994	235,848

Commitments and contingencies
	$667,603	$623,577

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Terminalling and storage	$7,920	$6,951
Marine transportation	16,403	13,884
Product sales:
Natural gas services	207,092	101,788
Sulfur services	70,225	29,380
Terminalling and storage	11,376	3,793

	288,693	134,961

Total revenues	313,016	155,796

Costs and expenses:
Cost of products sold:
Natural gas services	202,850	96,772
Sulfur services	56,340	21,801
Terminalling and storage	9,921	3,015

	269,111	121,588

Expenses:
Operating expenses	24,217	18,993
Selling, general and administrative	3,479	2,721
Depreciation and amortization	7,340	4,894

Total costs and expenses	304,147	148,196

Other operating income	139	—

Operating income	9,008	7,600

Other income (expense):
Equity in earnings of unconsolidated entities	3,510	2,050
Interest expense	(4,743)	(3,577)
Other, net	181	79

Total other income (expense)	(1,052)	(1,448)

Net income before taxes	7,956	6,152

Income tax benefit(expense)	61	(349)

Net income	$8,017	$5,803

General partner’s interest in net income	$651	$275
Limited partners’ interest in net income	$7,366	$5,528

Net income per limited partner unit — basic and diluted	$0.51	$0.42

Weighted average limited partner units — basic	14,532,826	13,152,826
Weighted average limited partner units — diluted	14,535,491	13,155,125
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
						Accumulated
						Other
					General	Comprehensive
	Common		Subordinated		Partner	Income (Loss)
	Units	Amount	Units	Amount	Amount	Amount	Total
Balances — January 1, 2007	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525

Net income	—	4,608	—	920	275	—	5,803

Cash distributions	—	(6,574)	—	(1,582)	(311)	—	(8,467)

Unit-based compensation	—	11	—	—	—	—	11

Adjustment in fair value of derivatives	—	—	—	—	—	(1,111)	(1,111)

Balances — March 31, 2007	10,603,808	$199,432	2,552,018	$(6,899)	$3,217	$(989)	$194,761

Balances — January 1, 2008	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$235,848

Net income	—	6,141	—	1,225	651	—	8,017

Cash distributions	—	(8,986)	—	(1,191)	(719)	—	(10,896)

Unit-based compensation	—	17	—	—	—	—	17

Adjustment in fair value of derivatives	—	—	—	—	—	(4,992)	(4,992)

Balances — March 31, 2008	12,837,480	$241,692	1,701,346	$(5,988)	$4,044	$(11,754)	$227,994

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007
Net income	$8,017	$5,803
Changes in fair values of commodity cash flow hedges	213	(164)
Cash flow hedging losses reclassified to earnings	(665)	(432)
Changes in fair value of interest rate cash flow hedges	(4,540)	(515)

Comprehensive income	$3,025	$4,692

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$8,017	$5,803

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,340	4,894
Amortization of deferred debt issuance costs	279	270
Deferred taxes	(80)	—
Gain on disposition or sale of property, plant and equipment	(140)	—
Equity in earnings of unconsolidated entities	(3,510)	(2,050)
Distributions from unconsolidated entities	—	200
Distributions in-kind from equity investments	2,580	1,853
Non-cash derivatives loss	1,888	593
Other	17	11
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(8,454)	(1,964)
Product exchange receivables	668	5,094
Inventories	747	6,850
Due from affiliates	(1,583)	230
Other current assets	(1,159)	26
Trade and other accounts payable	19,329	1,789
Product exchange payables	(2,679)	(8,719)
Due to affiliates	(506)	(2,515)
Income taxes payable	(15)	190
Other accrued liabilities	(809)	(770)
Change in other non-current assets and liabilities	14	126

Net cash provided by operating activities	21,944	11,911

Cash flows from investing activities:
Payments for property, plant and equipment	(33,600)	(15,764)
Acquisitions, net of cash acquired	(5,983)	—
Proceeds from sale of property, plant and equipment	404	—
Return of investments from unconsolidated entities	450	1,125
Distributions from (contributions to) unconsolidated entities for operations	506	(3,883)

Net cash used in investing activities	(38,223)	(18,522)

Cash flows from financing activities:
Payments of long-term debt	(58,120)	(25,119)
Proceeds from long-term debt	88,100	41,100
Cash distributions paid	(10,896)	(8,467)

Net cash provided by financing activities	19,084	7,514

Net increase in cash	2,805	903
Cash at beginning of period	4,113	3,675

Cash at end of period	$6,918	$4,578

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2008.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
Unaudited Non-GAAP Financial Measure
(Dollars in thousands)

Three Months Ended
March 31, 2008
Net income	$8,017
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	7,340
Amortization of deferred debt issuance costs	279
Deferred taxes	(80)
Distribution equivalents from unconsolidated entities[1]	3,030
Invested cash in unconsolidated entities[2]	1,304
Equity in earnings of unconsolidated entities	(3,510)
Non-cash derivatives loss	1,888
Maintenance capital expenditures[3]	(2,310)
Unit-based compensation	17

Distributable cash flow	$15,975

[1] Distribution equivalent from unconsolidated entities:
Distributions from unconsolidated entities	$—
Return of investments from unconsolidated entities	450
Distributions in-kind from equity investments	2,580

Distributions equivalents from unconsolidated entities	$3,030

[2] Invested cash in unconsolidated entities:
Distributions from (contributions to) unconsolidated entities for operations	$506
Expansion capital expenditures in unconsolidated entities	798

Invested cash in unconsolidated entities	$1,304

[3] Maintenance capital expenditures exclude hurricane-related maintenance capital expenditures.